Exhibit 99.2

AMERICAN FINANCIAL REALTY TRUST
CONDENSED CONSOLIDATED BALANCE SHEET
March 31, 2008
(Unaudited and in thousands, except share and per share data)

March 31, 2008
Assets:
Real estate investments, at cost:
Land	$322,401
Buildings and improvements	1,853,260
Equipment and fixtures	265,095
Leasehold interests	21,048
Investment in joint venture	13,524
Total real estate investments, at cost	2,475,328
Less accumulated depreciation	(382,642)
Total real estate investments, net	2,092,686
Cash and cash equivalents	155,356
Restricted cash	125,904
Marketable investments and accrued interest	2,310
Pledged treasury securities, net	100,045
Tenant and other receivables, net of allowance	71,580
Prepaid expenses and other assets	36,040
Assets held for sale	208,388
Intangible assets, net of accumulated amortization of $97,476	265,888
Deferred costs, net of accumulated amortization of $31,000	60,248
Total assets	$3,118,445

Liabilities and Shareholders’ Equity:
Mortgage notes payable	$1,428,654
Credit facilities	190,076
Convertible notes, net	446,603
Accounts payable	3,925
Accrued interest expense	10,727
Accrued expenses and other liabilities	56,732
Dividends and distributions payable	—
Below-market lease liabilities, net of accumulated amortization of $13,812	43,071
Deferred revenue	262,311
Liabilities related to assets held for sale	72,932
Total liabilities	2,515,031
Minority interest	4,833
Shareholders’ equity:
Preferred shares, 100,000,000 shares authorized at $0.001 per share, no shares issued and outstanding at March 31, 2008	—
Common shares, 500,000,000 shares authorized at $0.001 per share, 132,147,856 issued and 128,510,395 outstanding at March 31, 2008	132
Capital contributed in excess of par	1,397,159
Accumulated deficit	(756,967)
Common shares held in treasury at cost, 3,637,461 shares at March 31, 2008	(34,990)
Accumulated other comprehensive loss	(6,753)
Total shareholders’ equity	598,581
Total liabilities and shareholders’ equity	$3,118,445

See accompanying notes to condensed consolidated financial statements.

AMERICAN FINANCIAL REALTY TRUST

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Three Months Ended March 31, 2008 and 2007

(Unaudited and in thousands, except per share data)

	March 31, 2008	March 31, 2007
Revenues:
Rental income	$61,555	$59,776
Operating expense reimbursements	32,844	34,065
Total revenues	94,399	93,841
Expenses:
Property operating expenses:
Ground rents and leasehold obligations	3,580	3,208
Real estate taxes	10,112	10,172
Utilities	10,117	10,233
Property and leasehold impairments	215	1,176
Other property operating expenses	19,549	22,235
Direct billable expenses	2,533	1,095
Total property operating expenses	46,106	48,119
Marketing, general and administrative	4,207	5,014
Amortization of deferred equity compensation	1,301	1,386
Merger costs	1,022	—
Severance and related accelerated amortization of deferred compensation	3,675	—
Interest expense on mortgages and other debt	30,353	27,023
Depreciation and amortization	30,189	29,039
Total expenses	116,853	110,581
Interest and other income	2,272	945
Loss before net (loss) gain on sale of land, equity in loss from joint venture, net loss on investments, minority interest and discontinued operations	(20,182)	(15,795)
Gain (loss) on sale of land	—	76
Equity in loss from joint venture	(542)	(759)
Loss from continuing operations before minority interest	(20,724)	(16,478)
Minority interest	1,220	252
Loss from continuing operations	(19,504)	(16,226)
Discontinued operations:
Loss from operations before yield maintenance fees, net of minority interest of $835 and ($81) for the quarters ended March 31, 2008 and 2007, respectively	(5,243)	(7,132)
Yield maintenance fees, net of minority interest of $0 and $28 for the quarters ended March 31, 2008 and, respectively	(12)	(1,827)
Net gains on disposals, net of minority interest of $217 and $112 for the quarters ended March 31, 2008 and, respectively	15,279	7,272
Income (loss) from discontinued operations	10,024	(1,687)
Net loss	$(9,480)	$(17,913)
Basic and diluted income (loss) per share:
From continuing operations	$(0.16)	$(0.13)
From discontinued operations	0.08	(0.01)
Total basic and diluted loss per share	$(0.08)	$(0.14)

See accompanying notes to condensed consolidated financial statements.

AMERICAN FINANCIAL REALTY TRUST

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

Three Months Ended March 31, 2008 and 2007

(Unaudited and in thousands)

	March 31, 2008	March 31, 2007
Cash flows (used in) provided by operating activities:
Net loss	$(9,480)	$(17,913)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Non-cash charges	40,150	39,786
Net gain on sales of properties	(15,493)	(7,559)
Increase in net operating assets	(15,344)	15,134
Net cash (used in) provided by operating activities	(167)	29,448

Cash flows from investing activities:
Payments for acquisitions of real estate investments	(7,467)	(6,614)
Capital expenditures	(8,107)	(14,363)
Proceeds from sales of real estate and non-real estate assets	129,895	98,942
Other	—	3,846
Purchases of investments	(12,215)	(37,173)
Net cash provided by investing activities	102,106	44,638

Cash flows from financing activities:
Repayments of mortgages, bridge notes payable and credit facilities	(46,410)	(42,438)
Payment to acquire treasury stock	—	(8,724)
Payments for deferred financing costs, net	—	(3,084)
Dividends and distributions	(25,021)	(26,413)
Net cash (used in) financing activities	(71,431)	(80,659)

Increase (decrease) in cash and cash equivalents	30,508	(6,573)
Cash and cash equivalents, beginning of period	124,848	106,006
Cash and cash equivalents, end of period	$155,356	$99,433

See accompanying notes to condensed consolidated financial statements.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited and in thousands, except unit and share, per share and building data)

(1)         The Company

American Financial Realty Trust (the Company) was a self-administered and self-managed real estate investment trust (REIT).  The Company was formed as a Maryland REIT on May 23, 2002 to acquire and operate properties leased primarily to regulated financial institutions.  The Company acquired corporate-owned real estate assets, primarily bank branches and office buildings from financial institutions, and owned and managed such assets principally under long-term, triple net leases. The Company was acquired by Gramercy Capital Corp. on April 1, 2008.

The Company’s interest in its properties was held through its operating partnership, First States Group, L.P.  (the Operating Partnership).  The Company was the sole general partner of the Operating Partnership and held a 98.6% interest in the Operating Partnership as of March 31, 2008.  There were 1,823,928 Operating Partnership units outstanding as of March 31, 2008.

On September 10, 2002, AFR commenced operations upon completing a private placement of common shares of beneficial interest, and through its Operating Partnership, acquired substantially all of the assets, liabilities, and operations of American Financial Real Estate Group (AFREG or the Predecessor) in a business combination accounted for under Staff Accounting Bulletin Topic 5g with carryover basis for the portion of the net assets acquired from the majority shareholder/general partner and his affiliates and fair value for the remaining portion of the net assets acquired from all other investors (the Formation Transaction).

The Company operated in one segment, and focused on acquiring, operating and leasing properties to regulated financial institutions.  Rental income from Bank of America, N.A., and Wachovia Bank, N.A., or their respective affiliates, represented the following percentages of total rental income.

	3/31/2008	3/31/2007
Bank of America, N.A.	36%	36%
Wachovia Bank, N.A.	15%	14%

No other tenant represented more than 10% of rental income for the period presented.

Basis of Quarterly Presentation

(2)      Summary of Significant Accounting Policies

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X.  Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included.  The 2008 operating results for the period presented are not necessarily indicative of the results that may be expected for the year ending December 31, 2008.  These financial statements should be read in conjunction with the financial statements and accompanying notes included in our annual report on Form 10-K for the year ended December 31, 2007.

(a) Basis of Accounting

The accompanying consolidated financial statements of the Company were prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited and in thousands, except unit and share, per share and building data)

(b) Principles of Consolidation

The Company consolidated its accounts and the accounts of its majority-owned and controlled Operating Partnership and reflected the remaining interest in the Operating Partnership as minority interest. The Operating Partnership held and consolidated its majority or controlling interests in the other partnerships and reflected the remaining ownership interests within minority interest. All significant intercompany accounts and transactions have been eliminated in the accompanying consolidated financial statements.

The Company applied the provisions of Financial Accounting Standards Board (FASB) Interpretation No.46R (FIN 46R), “Consolidation of Variable Interest Entities.” FIN 46R addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and whether it should consolidate the entity. The Company had an interest in one variable interest entity and included the accounts of this entity in the consolidated financial statements as the Company was the primary beneficiary of this entity.

The Company accounted for the investment in a joint venture using the equity method of accounting. The Company had evaluated its investment in the joint venture and had concluded that it was not a variable interest entity as defined by FIN 46R. The Company did not control the joint venture, since all major decisions of the partnership, such as the sale, refinancing, expansion or rehabilitation of any property, required the approval of all partners and voting rights and the sharing of profits and losses were in proportion to the ownership percentages of each partner. This investment was recorded initially at the Company’s cost and subsequently adjusted for the Company’s share of net equity in income (loss) and adjusted for cash contributions and distributions.

(c) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affected the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management made significant estimates regarding revenue recognition, investments in real estate, purchase price allocations and derivative financial instruments and hedging activities.

(d) Real Estate Investments

The Company recorded acquired real estate at cost. Depreciation was computed using the straightline method over the estimated useful life of 40 years for buildings, five to ten years for building equipment and fixtures, and the lesser of the useful life or the remaining lease term for tenant improvements and leasehold interests. Maintenance and repairs expenditures were charged to expense as incurred.

In leasing office space, the Company periodically provided funding to the lessee through a tenant allowance. In accounting for tenant allowances, the Company determined whether the allowance represented funding for the construction of leasehold improvements and evaluated the ownership, for accounting purposes, of such improvements. If the Company was considered the owner of the leasehold improvements for accounting purposes, the Company capitalized the amount of the tenant allowance and depreciated it over the shorter of the useful life of the leasehold improvements or the lease term. If the tenant allowance represented a payment for a purpose other than funding leasehold improvements, or in the event the Company was not considered the owner of the improvements for accounting purposes, the allowance was considered to be a lease incentive and was recognized over the lease term as a reduction of rental revenue. Factors considered during this evaluation usually included (i) who held legal title to the improvements, (ii) evidentiary requirements concerning the spending of the tenant allowance, and (iii) other controlling rights provided by the lease agreement (e.g. unilateral control of the tenant space during the build-out process). Determination of the accounting for a tenant allowance was made on a case-by-case basis, considering the facts and circumstances of the individual tenant lease.

The Company follows Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, (“SFAS No. 144”), which requires the Company to report in discontinued operations the results of operations of a property that has either been disposed of or is classified as held for sale, unless certain conditions are met. For purposes of this report the Company has reclassified results of operations from a property disposed or held for sale subsequent to December 31, 2007 as income from discontinued operations during prior reported periods.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited and in thousands, except unit and share, per share and building data)

(e) Impairment of Long Lived Assets

The Company followed Statement of Financial Accounting Standard (SFAS) No.144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which established a single accounting model for the impairment or disposal of long-lived assets. SFAS No.144 required that the operations related to properties that have been sold or properties that were intended to be sold be presented as discontinued operations in the statement of operations for all periods presented, and properties intended to be sold to be designated as “held for sale” on the balance sheet.

The Company reviewed the recoverability of the property’s carrying value, when circumstances indicated a possible impairment of the value of a property. The review of recoverability was based on an estimate of the future undiscounted cash flows, excluding interest charges, expected to result from the property’s use and eventual disposition. These estimates considered factors such as expected future operating income, market and other applicable trends and residual value, as well as the effects of leasing demand, competition and other factors. If impairment existed due to the inability to recover the carrying value of a property, an impairment loss was recorded to the extent that the carrying value exceeded the estimated fair value of the property for properties to be held and used and fair value less estimated cost to dispose for assets held for sale. These assessments had a direct impact on net income because recording an impairment loss resulted in an immediate negative adjustment to net income.

(f) Intangible Assets

Pursuant to SFAS No.141, “Business Combinations,” the Company followed the purchase method of accounting for all business combinations. To ensure that intangible assets acquired and liabilities assumed in a purchase method business combination should be recognized and reported apart from goodwill, the Company ensured that the applicable criteria specified in SFAS No.141 were met. The Company allocated the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets included land, buildings on an as-if vacant basis, equipment and tenant improvements. The Company utilized various estimates, processes and information to determine the as-if vacant property value. Estimates of value were made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Identifiable intangible assets included amounts allocated to acquired leases for above- and below-market lease rates, the value of in-place leases, and the value of customer relationships.

Above-market and below-market in-place lease values for properties acquired were recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amount to be paid pursuant to each in-place lease and management’s estimate of the fair market lease rate for each such in-place lease, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease values were amortized as a reduction of rental income over the remaining non-cancelable terms of the respective leases. The capitalized below-market lease values were amortized as an increase to rental income over the initial term and any fixed-rate renewal periods in the respective leases.

The aggregate value of intangible assets related to in-place leases was primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as-if vacant. Factors considered by management in its analysis of the in-place lease intangibles included an estimate of carrying costs during the expected lease-up period for each property taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, management included real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which primarily ranged from six to 18 months. Management also estimated costs to execute similar leases including leasing commissions, legal and other related expenses.

The aggregate value of intangible assets related to customer relationships was measured based on management’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with the tenant. Characteristics considered by management in determining these values included the nature and extent of the Company’s existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals, among other factors.

The value of in-place leases was amortized to expense over the initial term of the respective leases, which ranged from two to 20 years. The value of customer relationship intangibles was amortized to expense over the initial term and any renewal periods in the respective leases, but in no event did the amortization period for intangible assets exceed the remaining depreciable life of the building. If a tenant terminated its lease, the unamortized portion of the in-place lease value and customer relationship intangibles was charged to expense.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited and in thousands, except unit and share, per share and building data)

In making estimates of fair values for purposes of allocating purchase price, management utilized a number of sources, including independent appraisals that were obtained in connection with the acquisition or financing of the respective property and other market data. Management also considered information obtained about each property as a result of its pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed. Intangible assets consist of the following:

March 31,
2008
Intangible assets:
In-place leases, net of accumulated amortization of $58,306	$153,279
Customer relationships, net of accumulated amortization of $22,037	131,912
Above-market leases, net of accumulated amortization of $17,133	8,303
Goodwill	700
Amounts related to assets held for sale, net of accumulated amortization of $7,714 and $12,783	(28,306)
Total intangible assets	$265,888
Intangible liabilities:
Below-market leases, net of accumulated amortization of $13,812	$47,933
Amounts related to liabilities held for sale, net of accumulated amortization of $1,229 and $2,394	(4,862)
Total intangible liabilities	$43,071

(g) Accounting for Derivative Financial Investments and Hedging Activities

The Company used derivatives to hedge, fix and cap interest rate risk and accounted for its derivative and hedging activities using SFAS No.133, “Accounting for Derivative Instruments and Hedging Activities,” as amended, which required all derivative instruments to be carried at fair value on the balance sheet.

Derivative instruments designated in a hedge relationship to mitigate exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, were considered fair value hedges. Derivative instruments designated in a hedge relationship to mitigate exposure to variability in expected future cash flows, or other types of forecasted transactions, were considered cash flow hedges. The Company only engaged in cash flow hedges.

Under cash flow hedges, derivative gains and losses not considered highly effective in hedging the change in expected cash flows of the hedged item were recognized immediately in the consolidated statement of operations. For hedge transactions that did not qualify for the short-cut method, at the hedge’s inception and on a regular basis thereafter, a formal assessment was performed to determine whether changes in the fair values or cash flows of the derivative instruments were highly effective in offsetting changes in cash flows of the hedged items and whether they were expected to be highly effective in the future. The Company formally documented all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking each hedge transaction. Cash flow hedges that were considered highly effective were accounted for by recording the fair value of the derivative instrument on the balance sheet as either an asset or liability, with a corresponding amount recorded in other comprehensive income within shareholders’ equity. Amounts were reclassified from other comprehensive income to the statements of operations in the period or periods the hedged forecasted transaction affected earnings.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited and in thousands, except unit and share, per share and building data)

(h) Comprehensive Income (Loss)

Comprehensive income (loss) was recorded in accordance with the provisions of SFAS No.130, “Reporting Comprehensive Income.” SFAS No.130 established standards for reporting comprehensive income and its components in financial statements. Comprehensive income (loss) was comprised of net income, changes in unrealized gains or losses on derivative financial instruments and unrealized gains or losses on available-for-sale securities. The Company had entered into derivative agreements to hedge the variability of cash flows related to forecasted interest payments associated with obtaining certain financings in order to fix interest rates and maintain expected returns. The Company incurred a loss on derivative agreements, if interest rates declined, or a gain if interest rates rose, during the period between the derivative inception date and derivative settlement date. Unrealized gains and losses on derivatives were amortized into interest expense in the consolidated statement of operations over the life of the underlying debt. Comprehensive income, net of minority interest, resulted in losses of $26,231 and $17,712 for the three months ended March 31, 2008 and March 31, 2007, respectively.

(i) Revenue Recognition

Rental income from leases was recognized on a straight line basis regardless of when payments were due. Certain lease agreements also contain provisions that required tenants to reimburse the Company for real estate taxes, common area maintenance costs and the amortized cost of capital expenditures with interest. Such amounts were included in both revenues and operating expenses when the Company was the primary obligor for these expenses and assumed the risks and rewards of a principal under these arrangements. Under leases where the tenant pays these expenses directly, such amounts were not included in revenues or expenses.

Deferred revenue represented rental revenue and management fees received prior to the date earned. Deferred revenue also included rental payments received in excess of rental revenues recognized as a result of straight line basis accounting.

Other income included fees paid by tenants to terminate their leases, which was recognized when fees due were determinable, no further actions or services was required to be performed by the Company, and collect ability was reasonably assured. In the event of early termination, the unrecoverable net book values of the assets or liabilities related to the terminated tenant were recognized as depreciation and amortization expense in the period of termination.

(3) Acquisitions and Dispositions

Acquisitions

The Company acquired 7 properties and leasehold interests during the three months ended March 31, 2008.  The following table presents the allocation of the net assets acquired and liabilities assumed during the three months ended March 31, 2008:

Real estate investments, at cost:	3/31/08
Land	$1,120
Building	5,452
Equipment and fixtures	895
Cash paid	$7,467

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited and in thousands, except unit and share, per share and building data)

(4) Indebtedness

The Company had several types of financings in place as of March 31, 2008 totaling $2,065,333 which included mortgage notes payable, a secured credit facility, convertible senior notes and an unsecured credit facility. The weighted average effective interest rate on these borrowings, excluding yield maintenance charges, was 5.85% for the three months ended March 31, 2008.

The Company’s secured and unsecured financing agreements contained various financial and non-financial covenants that were customarily found in these types of agreements. As of March 31, 2008, no event of default conditions existed under any of the Company’s secured or unsecured financings.

The Company’s mortgage notes payable typically required that specified loan-to-value and debt service coverage ratios be maintained with respect to the financed properties before the Company can exercise certain rights under the loan agreements relating to such properties. If the specified criteria were not satisfied, in addition to other conditions that the Company may have had to observe, the Company’s ability to release properties from the financing were restricted and the lender was able to hold portfolio cash flow in a restricted account until the required ratios were met on an ongoing basis. As of March 31, 2008, the Company was out of debt service coverage compliance, specific to the Release Provisions, under two of its mortgage note financings; although such non-compliance did not, constitute an event of default under the applicable loan agreement.

 The Company’s secured credit facility permitted the lender to require partial repayment of a property advance if such advance remained outstanding for more than 12 months, and full repayment if such advance remained outstanding for more than 18 months. In addition, the facility agreement permitted the lender to require mandatory repayments to the extent necessary to reduce outstanding facility advances to current market levels following adverse changes in commercial loan underwriting conditions. No such payments were required during this period.

The Company’s unsecured credit facility contained customary financial covenants, including a minimum debt service coverage ratio for the Company of 1.2 to 1.0. This facility also included maximum levels of (i) indebtedness as a percentage of the Company’s total assets of 70%, (ii) secured recourse debt as a percentage of the Company’s total assets of 5%, (iii) investment in any non-wholly owned entity as a percentage of the Company’s total assets of 20% and (iv) investment in any mortgages, notes, accounts receivable, or notes receivable as a percentage of the Company’s total assets of 15%.

(a) Mortgage Notes Payable

The following is a summary of mortgage notes payable as of March 31, 2008:

	Encumbered Properties	Balance	Interest Rates	Maturity Dates

Fixed-rate mortgages	579	$1,487,452	4.4% to 8.3%	July 2009 to Sept. 2023
Unamortized debt premiums and discounts, net		443
Mortgage notes payable related to assets held for sale	2	(59,241)
Balance, March 31, 2008		$1,428,654

(b) Secured Credit Facility

The Company had a $400,000 secured credit facility, which was set to expire in October 2008. Advances under this facility were to be repaid within 18 months of the date of the borrowing, unless the borrowing was renewed for incremental periods of 18 months. Advances were made in the aggregate principal amount of up to 80% of the lesser of either (i) the maximum amount of subsequent debt financing that could be secured by the properties that the Company acquired with borrowings under this facility or (ii) the acquisition cost of such properties. This facility bore interest at a rate of LIBOR plus either (i) with respect to conduit properties, 1.75%, or (ii) with respect to credit tenant lease properties, an amount, ranging from 1.25% to 2.50%, based on the credit rating of the tenant(s) occupying the property being financed by the proceeds of the specific advance.

As of March 31, 2008, the Company had $190,076 of advances outstanding under this facility, secured by 190 properties, with an interest rate of LIBOR plus 1.75% (4.75% at March 31, 2008).

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited and in thousands, except unit and share, per share and building data)

(c) Convertible Senior Notes

In 2004, the Company completed, through a private offering, the issuance of $450,000 of convertible senior notes and received proceeds of $434,030, net of discount and financing costs. The convertible senior notes were senior unsecured obligations, have a contractual stated maturity of July 15, 2024 and bore interest at a rate of 4.375%.

The Company had the option to redeem all or a portion of the convertible notes at any time after July 20, 2009 at a price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest through the date of redemption. The note holders could require the Company to repurchase all or a portion of their respective notes on July 15, 2009, 2014 and 2019 for a repurchase price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, payable in cash. The note holders were entitled to convert the notes into common shares prior to their maturity date if, among other circumstances, the closing sale price of the Company’s common shares for at least 20 trading days in a period of 30 consecutive trading days (ending on the last day of the fiscal quarter preceding the quarter in which the conversion occurs) was more than 120% of the applicable conversion price on the 30th trading day. As of the initial closing of the offering of the notes on July 9, 2004, the initial conversion price per share was $17.84, which was subject to adjustment upon certain events, including, but not limited to, the issuance to all holders of common shares of (i) additional common shares as a dividend, (ii) certain rights, warrants or options entitling them to subscribe for, or purchase common shares, or (iii) cash dividends or cash distributions exceeding $0.25 per quarter. As a result of the Company declaring dividends exceeding $0.25, the conversion price per share was adjusted immediately after each record date. At March 31, 2008 the conversion price per share was $17.65.

In October 2004, the Emerging Issues Task Force of the FASB ratified Issue No. 04-8, “Accounting Issues Related to Certain Features of Contingently Convertible Debt and the Effects on Diluted Earnings per Share” (EITF Issue No. 04-8). EITF Issue No.04-8 requires the inclusion of convertible shares for contingently convertible debt in the calculation of diluted earnings per share, regardless of whether the contingency has been met. In response to EITF Issue No. 04-8, the Company entered into a Second Supplemental Indenture to the Indenture for the convertible senior notes pursuant to which it irrevocably elected to satisfy the conversion obligation with respect to the principal amount of any notes surrendered for conversion with cash. As a result of this election, EITF Issue No. 04-8 required the Company to include in its calculation of diluted earnings per share only those common shares issuable in satisfaction of the aggregate conversion obligation in excess of the aggregate principal amount of notes outstanding. The inclusion of any such shares would cause a reduction in the Company’s diluted earnings per share for any periods in which such shares were included. Volatility in the Company’s share price could cause such common shares to be included in the Company’s diluted earnings per share calculation in one quarter and not in a subsequent quarter, thereby increasing the volatility of the Company’s fully diluted earnings per share. As a result of applying EITF Issue No. 04-8, no shares have been included in the calculation of earnings per share.

The Company evaluated the conversion feature of these convertible notes in accordance with SFAS 133 and EITF 00-19 and determined that the Company’s notes meet the definition of Instrument C as defined by EITF 90-19 and therefore were to be accounted for as convertible debt.

(d) Unsecured Credit Facility

The unsecured credit facility provided a $40,000 sub-limit for letters of credit. In June 2006, the facility was amended to permit cash collateralized letters of credit in excess of this sub-limit. As a result, at March 31, 2008, the Company had $53,473 of  letters of credit outstanding under this facility with total cash pledged to the facility of $41,473 and a pledge of the subleases from our Harborside leasehold location, for which $12,000 in collateral was ascribed by the lender. These letters of credit were primarily used to secure payments under leasehold interests and were issued to utility companies in lieu of a cash security deposits to establish service. There were no advances under this facility as of March 31, 2008.

Effective September 28, 2007, the Company executed an extension of this facility to October 29, 2007.  Effective  October 29, 2007 the Company executed an extension of this facility to November 29, 2007.  Effective November 29, 2007 the facility was amended to required collateralization of all outstanding letters of credit under the facility and the Company executed an extension of this facility to April 30, 2008.

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited and in thousands, except unit and share, per share and building data)

(5) Discontinued Operations and Assets Held for Sale

In accordance with SFAS No.144, the Company separately classifies properties held for sale in the consolidated balance sheet and consolidated statement of operations. In the normal course of business, changes in the market may compel the Company to decide to classify a property as held for sale or reclassify a property that was designated as held for sale back to held for investment. In these situations, in accordance with SFAS No.144, the property was transferred to held for sale or back to held for investment at the lesser of fair value or depreciated cost. Properties classified as held for sale as of March 31, 2008 were classified as such in the consolidated statement of operations for the period presented.

During the three months ended March 31, 2008, the Company sold 36 properties, including one sub-parcel, for net sales proceeds of $129,895. The sales transactions resulted in net gains of $15,493 for the three months ended March 31, 2008.

During the three months ended March 31, 2007, the Company sold 36 properties for net sales proceeds of $92,425. The sales transactions resulted in a net gain of $7,272 after minority interest of $112, for the three months ended March 31, 2007, which was reported in discontinued operations.

In accordance with the provisions of SFAS No.144, the Company classified 88 properties as held for sale as of March 31, 2008:

March 31, 2008
Assets held for sale:
Real estate investments, at cost:
Land	$31,380
Buildings	133,754
Equipment and fixtures	25,600
Total real estate investments, at cost	190,734
Less accumulated depreciation	(19,089)
171,645

Intangible assets, net	28,306
Other assets, net	8,437
Total assets held for sale	$208,388

Liabilities related to assets held for sale:
Mortgage notes payable	$59,241
Accrued expenses	5,273
Below-market lease liabilities, net	4,862
Deferred revenue	3,433
Tenant security deposits	123
Total liabilities related to assets held for sale	72,932
Net assets held for sale	$135,456

AMERICAN FINANCIAL REALTY TRUST

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited and in thousands, except unit and share, per share and building data)

The following operating results of the properties held for sale as of March 31, 2008 and the properties sold during the three months ended March 31, 2008 are included in discontinued operations:

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2008	2007
Operating results:
Revenues	$13,168	$25,645
Property operating expenses	12,611	17,283
Impairment loss	4,563	3,030
Interest (income) expense	1,821	8,404
Depreciation and amortization	252	3,979
Loss from operations before minority interest	(6,079)	(7,050)
Minority interest	835	(81)
Loss from operations, net	(5,244)	(7,131)

Yield maintenance fees and gain on extinguishment of debt	(12)	(1,855)
Minority interest	1	28
Yield maintenance fees and gain on extinguishment of debt, net	(11)	(1,827)
Gain on disposals	15,496	7,384
Minority interest	(217)	(112)
Gain on disposals, net	15,279	7,272
Income from discontinued operations	$10,024	$1,686

Discontinued operations have not been segregated in the consolidated statement of cash flows.

(6) Subsequent Event

On April 1, 2008, Gramercy Capital Corp. (“Gramercy”) acquired all of the Company’s common stock for per share consideration of $5.50 in cash and 0.12096 shares of Gramercy common stock.